SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): April 18, 1998


                         SPS TRANSACTION SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                   1-10993                   36-3798295
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(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)


2500 Lake Cook Road, Riverwoods, Illinois                     60015
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:       (847) 405-3700
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Item 5. Other Events

   On April 18, 1998, SPS Transaction Services, Inc. (the "Company") and Associates First Capital Corporation ("Associates") entered into a stock purchase agreement (the "Purchase Agreement") pursuant to which the Company has agreed to sell and Associates has agreed to acquire all of the capital stock of the Company's two wholly-owned operating subsidiaries - SPS Payment Systems, Inc. and Hurley State Bank, for a price of approximately $896 million in cash, upon the terms and subject to the conditions of the Purchase Agreement, including certain regulatory approvals and approval by the Company's stockholders. Associates has also agreed to fund the repayment of all intercompany indebtedness of SPS Payment Systems, Inc. and Hurley State Bank, and their subsidiaries, owing to the Company or its affiliates.

   The Company is a majority-owned indirect subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). Since MSDW will assume certain liabilities and obligations incurred by the Company in connection with the sale, the per share price that will be distributed to the Company's public stockholders, which will be approximately $32, will be greater than the per share price to be received by MSDW. The distribution of the purchase price to the Company's public stockholders will be effected pursuant to a merger of the Company with an indirect subsidiary of MSDW as soon as practical after the closing of the sale of assets. The per share amount to be received by the public stockholders will be set forth in the Company's proxy statement that will be mailed to stockholders in connection with a special stockholders meeting to vote upon the sale and the merger. Holders of options to purchase Company common stock who have not previously exercised their options will receive in the merger an amount of cash per share underlying such option equal to the amount, if any, by which the per share purchase price paid in the merger to holders of Company stock exceeds the exercise price of the options.

   NOVUS Credit Services Inc., a subsidiary of MSDW that owns approximately
73.3 percent of all the Company's outstanding stock ("NOVUS"), has entered into a voting agreement with Associates pursuant to which NOVUS has agreed to vote all shares of the Company owned by it in favor of the transactions contemplated by the Purchase Agreement. The voting agreement is terminable upon the earliest to occur of (i) the prior termination of the Purchase Agreement, (ii) the consummation of the sale transaction contemplated by the Purchase Agreement and (iii) January 18, 1999. Unless the Voting Agreement is terminated in accordance with its terms, NOVUS's obligation to vote in favor of the transactions contemplated by the Purchase Agreement is unconditional and absolute.

   Attached hereto as Exhibit 99.1 is the press release of April 20, 1998 issued by the Company in connection with the transactions contemplated by the Purchase Agreement.

Item 7. Financial Statements and Exhibits.

          (c)  Exhibits

               99.1 Press release of the Registrant dated April 20, 1998.















                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 SPS TRANSACTION SERVICES, INC.


Date: May 5, 1998                             By:  /s/ Russell J. Bonaguidi
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                                                  Russell J. Bonaguidi






















































                                 EXHIBIT INDEX
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Exhibit
Number         Description of Exhibits
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 99.1         Press release of the Registrant dated April 20, 1998.